Exhibit 24

                               POWER OF ATTORNEY

      By their signatures hereon, the directors constitute and appoint Mark A. Scudder, Heidi Hornung Scherr, and Joey B. Hogan, and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names and to execute any and all instruments for us which said Mark A. Scudder, Heidi Hornung Scherr, and Joey B. Hogan, or any of them, may deem necessary or advisable to enable Covenant Transport, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8, including specifically, but not limited to, power and authority to sign for us or any of us in our names such registration statement and any and all amendments (including post-effective amendments) thereto.


/s/ David R. Parker                       /s/ Michael W. Miller
David R. Parker                           Michael W. Miller

/s/ R. H. Lovin, Jr.                      /s/ Hugh O. Maclellan, Jr.
R. H. Lovin, Jr.                          Hugh O. Maclellan, Jr.

/s/ Mark A. Scudder                       /s/ William T. Alt
Mark A. Scudder                           William T. Alt

/s/ Robert E. Bosworth
Robert E. Bosworth



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